Distribution Solutions Group Announces
2024 Third Quarter Results
Sales and Profitability Growth with Value-Creating Strategic Initiatives

FORT WORTH, TEXAS, October 31, 2024 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the third quarter ended September 30, 2024. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 4.

	Three Months Ended
	September 30,			June 30,
(Dollars in thousands)	2024	2023	% Change	2024	% Change
Revenue	$468,019	$438,909	6.6%	$439,536	6.5%

Operating income	$18,947	$12,783	48.2%	$14,158	33.8%
Non-GAAP adjusted operating income	$42,458	$38,001	11.7%	$38,852	9.3%

Non-GAAP adjusted EBITDA	$49,110	$43,703	12.4%	$45,181	8.7%

Operating income (loss) as a percent of revenue	4.0%	2.9%	110bps	3.2%	80bps
Adjusted EBITDA as a percent of revenue	10.5%	10.0%	50bps	10.3%	20bps

Bryan King, CEO and Chairman of the Board, said, "We are pleased with DSG’s third quarter results, which delivered sales and profitability growth over the prior-year quarter. Total sales, including acquisitions, grew 6.6% to $468 million despite organic revenue compression of 2.1% compared to the year-ago quarter. Adjusted EBITDA for the quarter grew by 12.4% to $49.1 million, or 10.5% as a percentage of sales. Acquisitions in 2024 drove the quarterly sales increase, and we reported average daily sales for Lawson up 1.4%, for Gexpro Services up 12.5%, and for TestEquity down 7.4% for the period. Sequentially, compared to the second quarter, total sales grew by 6.5%, organic sales were up slightly at 0.2%, and the Adjusted EBITDA margin of 10.5% expanded by 20 basis points.

"DSG’s Source Atlantic acquisition, under our Lawson Products operating company, closed this quarter, and combined with Lawson’s The Bolt Supply House, we added a reportable segment focused on the Canadian MRO market. This CAD $250 million revenue Canadian business will drive DSG's growth by expanding our scale, customer base, and geographic reach while enhancing our enterprise-wide product offerings. We also announced the acquisition of ConRes Test Equipment under the TestEquity operating company from Continental Resources as a carve-out. This leading test and measurement equipment provider with $12 million in annual revenues further strengthens our customer intimacy with their leasing and calibration service offerings. Finally, as part of Gexpro Services’ growth platform, we announced the strategic acquisition of Tech-Component Resources (TCR), a distributor of fasteners, mechanical components, and other industrial products in Southeast Asia to support existing large OEM customers’ expansion plans while providing us with a strategic foothold in this growing region.

"We remain focused on deploying our capital for the highest returns in acquisitions and organic investments. Our asset-light business model drives strong cash flow conversion, and our focus on capital returns positions us well to maximize long-term value for our shareholders," concluded Mr. King.

2024 Third Quarter Summary(1)

•Revenue increased $29.1 million, or 6.6%, to $468.0 million including $38.1 million of incremental revenue from three acquisitions closed in 2024. While organic sales declined 2.1% over a year ago, organic sales grew 0.2% sequentially over the second quarter of 2024.
•Operating income was $18.9 million, net of $12.0 million of non-cash acquired intangible amortization and $11.5 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. This compares to operating income of $12.8 million in the prior year quarter, net of similar items as 2024. Adjusted operating income, excluding these non-cash and non-recurring items, was $42.5 million in the current quarter compared to $38.0 million in the year-ago quarter and $38.9 million in the second quarter of 2024.
•Diluted income per share was $0.46 for the quarter inclusive of a $0.40 tax benefit based on the anticipated effective tax rate for the full year compared to diluted loss per share of $0.03 in the year-ago quarter. Non-GAAP adjusted diluted earnings per share was $0.37 compared to $0.35 for the same period a year ago and $0.40 for the second quarter of 2024.
•Adjusted EBITDA was $49.1 million, reflecting a 10.5% margin, compared to $43.7 million, at a 10.0% margin in the prior year quarter. Sequentially, adjusted EBITDA grew by $3.9 million from the second quarter of 2024 and increased as a percentage of sales by 20bps.
•Expanded the credit facility by $255 million with an additional term loan of $200 million and an increase in the revolver of $55 million from $200 million to $255 million. The Company ended the third quarter with total liquidity of $328.0 million, consisting of $75.8 million of cash (restricted and unrestricted) and $252.2 million of availability under its credit facility with net debt leverage of 3.7x. Cash generated from operations was $17.3 million for the quarter. Uses of cash in the third quarter included net capital expenditures of $4.1 million and share repurchases of $0.9 million.
•Completed the acquisition of Source Atlantic in August 2024. Signed agreements to purchase ConRes Test Equipment, a leading test and measurement equipment provider and Tech-Component Resources Pte Ltd ("TCR"), a distributor of fasteners, mechanical components, and other industrial products in Southeast Asia serving OEM customers and related applications. TCR closed in October 2024. ConRes Test Equipment is expected to close in the fourth quarter of 2024.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.
Share and per share data for all periods presented reflect two-for-one stock split.

Conference Call

Distribution Solutions Group, Inc. will conduct a conference call with investors to discuss 2024 third quarter results at 9:00 a.m. Eastern Time on October 31, 2024. The conference call is available by direct dial at 1-888-506-0062 in the U.S. or 1-973-528-0011 from outside of the U.S. The participant access code is 962760. A replay of the conference call will be available by telephone approximately two hours after completion of the call through November 14, 2024. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The passcode for the replay is 51271. A streaming audio of the call and an archived replay will also be available on the investor relations page of Distribution Solutions Group's website. Presentations may be supplemented by a series of slides appearing on the company's investor relations home page at https://investor.distributionsolutionsgroup.com/news/events.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 190,000 customers in several diverse end markets supported by approximately 4,300 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group please visit www.distributionsolutionsgroup.com.

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the “safe-harbor” provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG’s business, financial condition and results of operations include the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG’s business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$61,344	$83,931
Restricted cash	14,423	15,694
Accounts receivable, less allowances	281,142	213,449
Inventories	347,018	315,984
Prepaid expenses and other current assets	63,427	28,272
Assets held for sale	3,358	—
Total current assets	770,712	657,330
Property, plant and equipment, net	128,927	113,811
Rental equipment, net	22,601	24,575
Goodwill	467,320	399,925
Deferred tax asset, net	—	95
Intangible assets, net	279,772	253,834
Cash value of life insurance	19,905	18,493
Right of use operating lease assets	89,806	76,340
Other assets	5,899	5,928
Total assets	$1,784,942	$1,550,331
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$130,659	$98,674
Current portion of long-term debt	42,078	32,551
Current portion of lease liabilities	19,287	13,549
Accrued expenses and other current liabilities	82,083	97,241
Total current liabilities	274,107	242,015
Long-term debt, less current portion, net	704,135	535,881
Lease liabilities	75,898	67,065
Deferred tax liability, net	26,203	18,326
Other liabilities	23,837	25,443
Total liabilities	1,104,180	888,730
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,717,376 and 47,535,618 shares, respectively Outstanding - 46,837,880 and 46,758,359 shares, respectively	46,837	46,758
Capital in excess of par value	676,203	671,154
Retained deficit	(16,114)	(34,707)
Treasury stock – 879,496 and 777,259 shares, respectively	(19,552)	(16,434)
Accumulated other comprehensive income (loss)	(6,612)	(5,170)
Total stockholders' equity	680,762	661,601
Total liabilities and stockholders' equity	$1,784,942	$1,550,331

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023

Revenue	$468,019	$438,909	$1,323,641	$1,165,163
Cost of goods sold	309,171	293,612	869,857	750,972
Gross profit	158,848	145,297	453,784	414,191

Selling, general and administrative expenses	139,901	132,514	417,896	370,911

Operating income (loss)	18,947	12,783	35,888	43,280

Interest expense	(15,160)	(12,895)	(39,780)	(30,057)
Change in fair value of earnout liabilities	(858)	667	(861)	646
Other income (expense), net	(15)	(1,133)	82	(2,869)

Income (loss) before income taxes	2,914	(578)	(4,671)	11,000
Income tax expense (benefit)	(19,007)	990	(23,264)	3,637

Net income (loss)	$21,921	$(1,568)	$18,593	$7,363

Basic income (loss) per share of common stock	$0.47	$(0.03)	$0.40	$0.17

Diluted income (loss) per share of common stock	$0.46	$(0.03)	$0.39	$0.17

Basic weighted average shares outstanding	46,799,672	46,737,443	46,798,598	44,216,541

Diluted weighted average shares outstanding	47,560,478	46,737,443	47,603,808	44,597,419

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Operating activities
Net income (loss)	$18,593	$7,363
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	54,211	47,316
Amortization of debt issuance costs	2,093	1,662
Stock-based compensation	4,323	5,441
Compensation expense related to employee share purchases	—	427
Deferred income taxes	(2,814)	—
Change in fair value of earnout liabilities	861	(646)
(Gain) loss on sale of rental equipment	(1,586)	(1,929)
(Gain) loss on sale of property, plant and equipment	190	(86)
Charge for step-up of acquired inventory	1,760	2,866
Net realizable value adjustment and write-offs for obsolete and excess inventory	4,311	8,073
Bad debt expense	537	1,045
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(30,423)	(8,329)
Inventories	(981)	1,566
Prepaid expenses and other current assets	(33,335)	(7,288)
Accounts payable	14,091	10,552
Accrued expenses and other current liabilities	(20,183)	5,587
Other changes in operating assets and liabilities	(912)	433
Net cash provided by (used in) operating activities	10,736	74,053
Investing activities
Purchases of property, plant and equipment	(9,091)	(11,180)
Business acquisitions, net of cash acquired	(194,393)	(252,007)
Purchases of rental equipment	(5,703)	(7,735)
Proceeds from sale of rental equipment	3,795	4,202
Net cash provided by (used in) investing activities	(205,392)	(266,720)
Financing activities
Proceeds from revolving lines of credit	166,777	174,587
Payments on revolving lines of credit	(166,496)	(295,816)
Proceeds from term loans	200,000	305,000
Payments on term loans	(22,688)	(11,250)
Deferred financing costs	(2,064)	(3,419)
Proceeds from rights offering, net of offering costs of $1,531	—	98,469
Repurchase of common stock	(2,580)	—
Shares repurchased held in treasury	(538)	(171)
Proceeds from employees for share purchases	—	3,253
Payment of financing lease principal	(462)	(358)
Payment of earnout	—	(1,000)
Net cash provided by (used in) financing activities	171,949	269,295
Effect of exchange rate changes on cash and cash equivalents	(1,151)	(209)
Increase (decrease) in cash, cash equivalents and restricted cash	(23,858)	76,419
Cash, cash equivalents and restricted cash at beginning of period	99,625	24,740
Cash, cash equivalents and restricted cash at end of period	$75,767	$101,159
Cash and cash equivalents	$61,344	$80,456
Restricted cash	14,423	20,703
Total cash, cash equivalents and restricted cash	$75,767	$101,159

Distribution Solutions Group, Inc.
Segment Reporting

Change in Reportable Segments: As a result of the Source Atlantic Limited ("Source Atlantic") acquisition, we realigned our reportable segments by adding a new segment with a focus on the Canadian MRO market. The new Canada Branch Division segment includes the results of Source Atlantic and Bolt Supply House ("Bolt"). The results of Bolt had previously been included in our All Other non-reportable segment prior to Q3 2024. The results of the Lawson, TestEquity and Gexpro Services reportable segments did not change. The segment realignment had no impact on our financial condition or results of operations. Prior period segment results have been recast to reflect our new reportable segments.

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2024	2023
Revenue:
Lawson Products	$117,957	$114,477
Canada Branch Division	39,092	13,543
Gexpro Services	116,141	103,232
TestEquity	195,244	207,657
Intersegment revenue elimination	(415)	—
Total	$468,019	$438,909

Operating income (loss):
Lawson Products	$726	$10,643
Canada Branch Division	2,523	1,468
Gexpro Services	11,543	7,332
TestEquity	4,329	(5,027)
All Other	(174)	(1,633)
Total	$18,947	$12,783

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2024 and 2023 and the three months ended June 30, 2024. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024	September 30, 2023	June 30, 2024
Net income (loss)	$21,921	$(1,568)	$1,896
Income tax expense (benefit)	(19,007)	990	(180)
Other income (expense), net	15	1,133	(359)
Change in fair value of earnout liabilities	858	(667)	8
Interest expense	15,160	12,895	12,793
Operating income (loss)	18,947	12,783	14,158
Depreciation and amortization	18,624	17,010	18,535
Stock-based compensation(1)	2,432	1,049	(307)
Severance and acquisition related retention expenses(2)	3,568	10,478	8,313
Acquisition related costs(3)	2,901	(94)	3,598
Inventory step-up(4)	1,126	2,150	634
Other non-recurring(5)	1,512	327	250
Non-GAAP adjusted EBITDA	$49,110	$43,703	$45,181

Operating income (loss) as a percent of revenue	4.0%	2.9%	3.2%

Adjusted EBITDA as a percent of revenue	10.5%	10.0%	10.3%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price
(2)Includes severance expense for actions taken in 2024 and 2023 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco and S&S Automotive acquisitions
(3)Transaction and integration costs related to acquisitions
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed by Lawson Products and TestEquity
(5)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2024		September 30, 2023(3)(4)		June 30, 2024
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$21,921	$0.46	$(1,568)	$(0.03)	$1,896	$0.04

Pretax adjustments:
Stock-based compensation	2,432	0.05	1,049	0.02	(307)	(0.01)
Acquisition related costs	2,901	0.06	(94)	—	3,598	0.08
Amortization of intangible assets	11,972	0.25	11,308	0.24	12,206	0.26
Severance and acquisition related retention expenses	3,568	0.08	10,478	0.22	8,313	0.17
Change in fair value of earnout liabilities	858	0.02	(667)	(0.01)	8	—
Inventory step-up	1,126	0.02	2,150	0.05	634	0.01
Other non-recurring	1,512	0.03	327	0.01	250	0.01
Total pretax adjustments	24,369	0.51	24,551	0.53	24,702	0.52
Tax effect on adjustments(1)(3)	(11,210)	(0.23)	(6,457)	(0.14)	(7,238)	(0.15)
Deferred tax asset valuation allowance(5)	(17,425)	(0.37)	—	—	(410)	(0.01)
Non-GAAP adjusted net income	$17,655	$0.37	$16,526	$0.35	$18,950	$0.40

(1)The adjustment to the income tax expense (benefit) determined by including the non-GAAP adjustments by jurisdiction
(2)Pretax adjustments to diluted EPS calculated on 47.560 million, 46.737 million and 47.624 million diluted shares for the third quarter of 2024 and 2023,and the second quarter of 2024, respectively
(3)In the fourth quarter of 2023, the Company changed the treatment of amortization of intangible assets and the deferred tax asset valuation allowance to be included in the calculation of Non-GAAP adjusted net income and Non-GAAP adjusted diluted EPS. The calculation of the tax effect on adjustments was revised to consider the jurisdictional rate of the originating territory of the non-GAAP adjustments. Prior periods have been adjusted to conform to current period presentation.
(4)Share and per share data for all periods presented reflect two-for-one stock split
(5)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2024	2023	2024
Operating income (loss)	$18,947	$12,783	$14,158

Gross profit adjustments:
Inventory step-up(1)	1,126	2,150	634
Total gross profit adjustments	1,126	2,150	634

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	2,901	(94)	3,598
Amortization of intangible assets(3)	11,972	11,308	12,206
Stock-based compensation(4)	2,432	1,049	(307)
Severance and acquisition related retention expenses(5)	3,568	10,478	8,313
Other non-recurring(6)	1,512	327	250
Total selling, general and administrative adjustments	22,385	23,068	24,060

Total adjustments	23,511	25,218	24,694
Non-GAAP adjusted operating income	$42,458	$38,001	$38,852

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed by Lawson Products and TestEquity
(2)Transaction and integration costs related to acquisitions
(3)In the fourth quarter of 2023, the Company changed the treatment of amortization of intangible assets to be included in the calculation of Non-GAAP adjusted operating income. Prior periods have been adjusted to conform to current period presentation.
(4)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price
(5)Includes severance expense for actions taken in 2024 and 2023 not related to a formal restructuring plan and acquisition related retention expenses for the Hisco and S&S Automotive acquisitions
(6)Other non-recurring costs consist of certain non-recurring strategic projects and other non-recurring items

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207